UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):	April 24, 2008

Thomas Group, Inc.
(Exact name of registrant as specified in its charter)

Delaware	0-22010	72-0843540
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5221 N. O’Connor Blvd., Suite 500
Irving, Texas	75039
(Address of principal executive offices)	(Zip Code)

Registrant’s Telephone Number, including area code:	(972) 869-3400

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 24, 2008, the Board of Directors of Thomas Group, Inc. (the “Company”) appointed Frank W. Tilley as the Company’s Vice President and Interim Chief Financial Officer.  Mr. Tilley replaces Michael J. Barhydt, who resigned effective April 11, 2008.

Mr. Tilley, 62, is a member of the executive services firm Tatum LLC (“Tatum”), a national firm which provides financial and technology executives on an interim basis.  Mr. Tilley has been with Tatum for more than four years and, while there, has completed a number of consulting assignments as well as served as interim chief financial officer for ATI Acquisition Company and its subsidiaries, an Arlington, Texas based education company, and as interim chief financial officer of Carreker Corporation, an enterprise software and consulting firm in Dallas, Texas.  Prior to joining Tatum, Mr. Tilley served as Director of Finance (principal financial officer) of DiCon Fiberoptics, Inc., a Richmond, California based major manufacturer of passive fiberoptic components for the telecommunications industry.  Prior to DiCon, Mr. Tilley served as Chief Financial Officer and Executive Vice President of Sentry Group Services, Inc., a Fort Worth, Texas based funeral home and cemetery company.  Mr. Tilley earned a Bachelor of Science degree in Industrial Engineering from Texas A&M University in 1969 and also holds a Master of Business Administration degree from Harvard Business School which he received in 1973.  He is a Certified Public Accountant licensed in Texas.

In connection with the hiring of Mr. Tilley, the Company has entered into an executive services agreement with Tatum.  Pursuant to that agreement, the Company will pay compensation totaling $35,000 per month, consisting of $24,500 per month in salary to Mr. Tilley and $10,500 per month as a fee to Tatum.  In addition, Mr. Tilley and Tatum may become eligible for bonus compensation totaling up to $7,000 per month at the discretion of the Company’s Board of Directors based on achievement of priority projects to be agreed upon within 30 days.  Any bonus would be allocated 70% to Mr. Tilley and 30% to Tatum.  The Company will not be obligated to provide any health insurance benefits to Mr. Tilley while he serves as Interim Chief Financial Officer, but will reimburse him up to $350 per month for personal health insurance costs.  As an employee, Mr. Tilley will be eligible to participate in the Company’s 401(k) plan.  The executive services agreement may be terminated by the Company with 30 days prior notice.

There is no family relationship between Mr. Tilley and any director or executive officer of the Company.  As of the date of this report, Mr. Tilley has not entered into any transaction requiring disclosure under Item 404(a) of Regulation S-K, other than the sharing of compensation under the executive services agreement with Tatum referred to above.

The Company intends to conduct a search for a permanent Chief Financial Officer during the next 90 days.

SIGNATURES

                Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Thomas Group, Inc.
(Registrant)

Date: April 28, 2008	By:	/s/	Earle Steinberg
Earle Steinberg
President & Chief Executive Officer